EX-99.23(d)(133)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                                PPM AMERICA, INC.


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PPM AMERICA, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 16, 2007 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to reflect a change in sub-adviser from Putnam Investment Management, LLC to PPM America, Inc. for the JNL/Putnam Equity Fund, Schedule A and Schedule B must be amended, to add the new sub-advised fund (the JNL/PPM America Core Equity Fund).

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated December 3, 2007, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated December 3, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 3rd day of December, 2007.


JACKSON NATIONAL ASSET                           PPM AMERICA, INC.
MANAGEMENT, LLC


By:      _______________________________         By: __________________________
Name:    MARK D. NERUD                           Name:_________________________
Title:   PRESIDENT                               Title:________________________

                                   SCHEDULE A
                                DECEMBER 3, 2007
                                     (Funds)

  ----------------------------------------------------------------------------
                        JNL/PPM America Core Equity Fund
  ----------------------------------------------------------------------------
                      JNL/PPM America High Yield Bond Fund
  ----------------------------------------------------------------------------
                        JNL/PPM America Value Equity Fund
  ----------------------------------------------------------------------------

                                   SCHEDULE B
                                DECEMBER 3, 2007
                                 (Compensation)

  ----------------------------------------------------------------------------
                        JNL/PPM AMERICA CORE EQUITY FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

  ------------------------------------------------------- --------------------
  $0 to $150 Million                                              0.25%
  ------------------------------------------------------- --------------------
  $150 Million to $300 Million                                    0.20%
  ------------------------------------------------------- --------------------
  Amounts over $300 Million                                       0.17%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                      JNL/PPM AMERICA HIGH YIELD BOND FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $150 Million                                              0.20%
  ------------------------------------------------------- --------------------
  $150 Million to $300 Million                                   0.175%
  ------------------------------------------------------- --------------------
  Amounts over $300 Million                                       0.15%
  ------------------------------------------------------- --------------------

  ----------------------------------------------------------------------------
                        JNL/PPM AMERICA VALUE EQUITY FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $150 Million                                              0.25%
  ------------------------------------------------------- --------------------
  $150 Million to $300 Million                                    0.20%
  ------------------------------------------------------- --------------------
  Amounts over $300 Million                                       0.17%
  ------------------------------------------------------- --------------------